Exhibit 99.1

Crown PropTech Acquisitions to Hold Extraordinary General Meeting of Shareholders to Obtain an Extension of the Deadline to Complete an Initial Business Combination

NEW YORK, NY - January 30, 2023 - Crown PropTech Acquisitions (the “Company”) (NYSE:CPTK) will be holding the Extraordinary General Meeting (the “Extraordinary General Meeting”) of shareholders on Tuesday, February 7, 2023 at 11:00 a.m., Eastern Time, at the offices of Orrick, Herrington & Sutcliffe LLP, located at 51 W 52nd Street, New York, New York 10019 and virtually via live webcast at www.virtualshareholdermeeting.com/CPTK2023SM. The record date for the Extraordinary General Meeting is the close of business (Eastern Time) on January 17, 2023.

At the Extraordinary General Meeting, shareholders will be asked to vote on a proposal to amend and restate the Company’s Amended and Restated Memorandum and Articles of Association (the “Charter”) to extend the date by which the Company must consummate an initial business combination from February 11, 2023 to February 11, 2024 (the “Extension Proposal”), and in the event there are insufficient votes to approve the Extension Proposal, a proposal for an adjournment of the Extraordinary General Meeting to a later date.

Shareholders of record as of the record date will be able to vote during the Extraordinary General Meeting, either in person or online at www.virtualshareholdermeeting.com/CPTK2023SM, or submit their votes before the Extraordinary General Meeting by completing and returning their proxy card or voting online at www.proxyvote.com or by phone at 1-800-690-6903 in accordance with the instructions set forth on their proxy card.

Pursuant to the Charter, a public shareholder may request that the Company redeem all or a portion of such public shareholder’s public shares for cash upon the approval or effectiveness of the Extension Proposal. The deadline for a redemption request is 5:00 p.m., Eastern Time, on February 3, 2023. The specific procedures regarding redemptions can be found in the definitive proxy statement (the “Proxy Statement”) for the Extraordinary General Meeting filed with the Securities and Exchange Commission (the “SEC”) on January 25, 2023. Holders of units of the Company must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. There are no redemption rights or liquidating distributions with respect to the Company’s warrants. Shareholders are encouraged to contact their brokerage firm or bank or the Company’s transfer agent for additional information regarding redemption procedures.

If you have any questions or need any assistance voting, please contact our proxy solicitor Morrow Sodali LLC by email at CPTK.info@investor.morrowsodali.com or phone at (800) 662-5200.

About Crown PropTech Acquisitions

The Company was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company intends to concentrate on businesses that provide technological innovation to the broader real estate ecosystem. This includes a focus on businesses that provide technological solutions that make the built environment more accessible, connected, dynamic, efficient, experiential and sustainable.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, subsequent quarterly reports on Form 10-Q and initial public offering prospectus. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Additional Information

The Company has filed with the SEC the Proxy Statement in connection with the Extraordinary General Meeting to consider and vote upon the Extension Proposal and other matters and, beginning on or about January 25, 2023, mailed the Proxy Statement and other relevant documents to its shareholders as of the January 17, 2023 record date for the Extraordinary General Meeting. The Company’s shareholders and other interested persons are advised to read the Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Extraordinary General Meeting because these documents contain important information about the Company, the Extension Proposal and related matters. Shareholders may also obtain a free copy of the Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: Crown PropTech Acquisitions, 28 West 25th Street, Floor 6, New York, NY 10010, (212) 563-6400.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in respect of the Extraordinary General Meeting, the Extension Proposal and related matters. Information regarding the Company’s directors and executive officers is available in the Proxy Statement for the Extraordinary General Meeting. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Proxy Statement.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Investor Relations Contact:

Gateway Group

Ralf Esper

(949) 574-3860

ralf@gatewayir.com

Proxy Solicitor Contact:

Morrow Sodali LLC

(800) 662-5200

Banks and brokers can call collect at (203) 658-9400

CPTK.info@investor.morrowsodali.com